UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 20, 2019

Technical Communications Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-34816	04-2295040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Domino Drive, Concord, MA 01742
(Address of Principal Executive Offices) (Zip Code)

(978) 287-5100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	TCCO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2019, Technical Communications Corporation (the “Company”) received notice from the Nasdaq Listing Qualifications department of the Nasdaq Stock Market (“Nasdaq”) that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 as well as its continued failure to file its Annual Report on Form 10-K for the fiscal year ended September 29, 2018 and Quarterly Report on Form 10-Q for the quarter ended December 29, 2018 (such annual report and quarterly reports, the “Delinquent Filings”). Nasdaq Listing Rule 5250(c)(1) requires companies with securities listed on Nasdaq to timely file all required periodic reports with the U.S. Securities and Exchange Commission.

As previously disclosed, the Company’s failure to timely file the Delinquent Reports is primarily due to adjustments required to correct errors in the Company’s recognition of revenue for certain contracts, which errors resulted from a misinterpretation of accounting standards related to revenue recognition.  The Company is currently working with its current and former independent registered public accounting firms to complete such audits and reviews for the impacted periods and filings, including restatements to certain previously-filed periodic reports.

Nasdaq also confirmed the acceptance of the Company's modified plan to regain compliance with Listing Rule 5250(c)(1) as submitted by the Company to Nasdaq on May 10, 2019, and granting an exception which would permit the continued listing of the Company’s common stock on the Nasdaq Capital Market. Under the terms of the exception, the Company must file the Delinquent Reports together with any restatements to the impacted previously-filed periodic reports on or before July 15, 2019. In the event that the Company does not satisfy the terms of the exception, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq's determination to a hearings panel for review.

On May 23, 2019, the Company issued a press release with respect to the foregoing matter, a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

a.  Financial statements of businesses acquired.  Not applicable.
b. Pro forma financial information.  Not applicable.
c. Shell company transactions.   Not applicable.
d. Exhibits.

Exhibit No.	Title

99.1	Press Release dated May 23, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Date: May 23, 2019	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer